Exhibit 99.1

FOR FURTHER INFORMATION AT THE COMPANY:

Tom Tolda

Chief Financial Officer

626-768-6788

EAST WEST BANCORP ANNOUNCES PRICING

OF COMMON STOCK OFFERING

Pasadena, California — July 21, 2009 — East West Bancorp, Inc. (Nasdaq: EWBC), parent company of East West Bank, today announced the pricing of an underwritten public offering of 11 million shares of its common stock at a price of $6.35 per share, for net proceeds of approximately $66.4 million. Barclays Capital Inc. is acting as the sole underwriter of the public offering. The Company has granted the underwriter a 30-day option to purchase up to an additional 1,650,000 shares of the Company’s common stock.

The Company expects to close the sale of common stock, subject to customary conditions, on or about July 24, 2009. The net proceeds from the offering will be used for general corporate purposes, including to increase liquidity, to increase capital and to reduce borrowings.

This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective, and a prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission. Copies of the prospectus supplement and the accompanying prospectus for the offering may be obtained from Barclays Capital Inc. by telephone at (888) 603-5847, or by mail c/o Broadridge, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at barclaysprospectus@broadridge.com.

About East West

East West Bancorp is a publicly owned company with $12.7 billion in assets and is traded on the NASDAQ Global Select Market under the symbol “EWBC”. The Company’s wholly owned subsidiary, East West Bank, is the second largest independent commercial bank headquartered in Southern California with 71 branch locations. East West Bank serves the community with 69 branch locations across Southern and Northern California and a branch location in Houston, Texas. East West Bank has three international locations in Greater China, including a full-service branch in Hong Kong and representative offices in Beijing and Shanghai.

Forward-Looking Statements

This press release contains statements that the company believes are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to those described in our most recent Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Report on Form 10-Q and our Current Reports on Form 8-K. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (i) changes in our borrowers’ performance on loans; (ii) changes in the commercial and consumer real estate markets; (iii) changes in our costs of operation, compliance and expansion; (iv) changes in the economy, including inflation; (v) changes in government interest rate policies; (vi) changes in laws or the regulatory environment; (vii) changes in critical accounting policies and judgments; (viii) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; (ix) changes in the equity and debt securities markets; (x) changes in competitive pressures on financial institutions; (xi) effect of additional provision for loan losses; (xii) effect of any goodwill impairment; (xiii) fluctuations of our stock price; (xiv) success and timing of our business strategies; (xv) impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; (xvi) changes in our ability to receive dividends from our subsidiaries; and (xvii) political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions.

You should refer to our periodic and current reports filed with the SEC for further information on other factors which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Except as required by law, East West does not undertake to update any such forward-looking statements.